Exhibit 23.2



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the issuance of BlackRock, Inc. class A common stock pursuant to the BlackRock, Inc. 1999 Stock Award and Incentive Plan, as amended, of our report dated January 31, 2001, with respect to the consolidated financial statements of BlackRock, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
New York, NY
August 29, 2001